PACIFICORP FINANCIAL SERVICES, INC.
                                                   LETTER INTENT
                                               (Covol Technologies)

                                                September 12, 1996


Subject  to the  qualifications  and  conditions  set  forth  below,  PacifiCorp
Financial Services, Inc. ("PFS") proposes, directly and/or through its subsidiaries and affiliates ("PFS Investors") to make the following investments in Covol Technologies, Inc. ("Covol") and in the coal briquetting facility to be located in Birmingham, Alabama, known as Alabama Syn Fuel #1 Ltd.
(the "Alabama Project").


Loan:

       A PFS Investor shall make a first-priority secured convertible loan (the "Loan") to Covol on the following terms:

       a.       Borrower:              Covol ("Borrower").

       b.       Amount:                $5,000,000, in the aggregate (the "Loan
                                       Commitment").

       c.       Purpose:               The Loans shall be available for the
                                       following purposes: (i) $2.3 million to
                                       complete construction by Covol of the
                                       Alabama Project, (ii) to finance the
                                       acquisition by Covol for the benefit of
                                       the Alabama Project of up to 100,000 tons of coal fines to be stored at the Port
                                       Hodder site, (iii) funding of net
                                       working capital needs of plant operations of the Alabama Project as approved by PFS, (iv) to finance the development and construction of a wash plant for coal fines at a location, price and with specifications approved by PFS, and (v) other uses by Borrowers as approved by PFS in its sole discretion.

        d.       Advances:             Subject to the terms and conditions
                                       contained herein and in the final
                                       documents, advances up to the

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                                       aggregate  Loan  Commitment shall be made
                                       from time to time   through  six  months
                                       after the date of the loan agreement (the
                                       "Commitment Period").   Such   advances
                                       shall  be  made   upon  the  written
                                       request of Borrowers  against invoices
                                       for the purposes contemplated above as
                                       approved by PFS.  The first advance shall
                                       be available on the last of the following
                                       to occur: (i) October 1,  1996,  (ii) the
                                       filing of the request for a Letter Ruling
                                       contemplated below,  (iii) the obtaining
                                       of a  Coal  Fines  Contract (see "Coal
                                       Fines,"  below), or (iv) the  execution
                                       and delivery of the Transaction
                                       Documents. The  amount and  timing of the
                                       Loan advances shall  be  staged  over the
                                       Commitment Period, with the availability
                                       to be reflected in the final loan
                                       agreement, as determined by  mutual
                                       agreement  of  the  parties  based upon
                                       reasonable projections. For  purposes
                                       hereof, the "Transaction Documents"
                                       shall mean the Loan Agreement,  the
                                       security agreement, the Alabama   Project
                                       Sale Agreement, the O&M Agreement, the
                                       Licensing Contract,  the  Sales  Contract
                                       (each  as defined  below),   and  any
                                       other documents or agreements required in the opinion of PFS to effect the transactions contemplated herein.

        e.       Term:                 12 months from the date of the loan
                                       agreement ("Maturity").

        f.       Interest:             Prime + 2% per annum, compounded monthly;
                                       unless the Loan is accelerated, interest shall not be payable but shall accrue prior to Maturity, at which point it will be payable in full.

         g.       Prepayment; Voluntary Termination of Commitment:
                                       Borrowers may prepay the Loan in whole
                                       (but not in part) and terminate the
                                       commitment to make further Loans at any
                                       time without penalty; provided, that the
                                       PFS Investors will have sixty-
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                                       days' notice prior to any such prepayment
                                       and termination   (the "Early Termination
                                       Period") during which  Early  Termination
                                       Period the PFS Investors may convert all or any portion of the outstanding Loan, and may simultaneously advance and convert all or any portion of the remaining commitment, in each case to Common Stock of Covol, as set forth below.

        h.       Termination of Commitment
                           By PFS: PFS may terminate the commitment to make further Loans at any time it determines (in the case of clause (iii), in its sole discretion, and in the case of each of the other clauses, in its reasonable discretion) that (i) a favorable Letter Ruling will not be obtained by Newco,
                                       (ii) the environmental report discloses
                                       an adverse matter, or (iii) an Event of
                                       Default has occurred and is continuing
                                       under the Transaction Documents.

        i.       Security:             The obligation of Borrowers under the
                                       Loan will be secured by a first priority lien on all of the real and personal property constituting the Alabama Project
                                       (including, without limitation, an
                                       assignment of all related contracts).

        j.       Covenants, Representations, etc.
                                       To be negotiated.

        k.       Conversion:           At any time, the PFS Investors may elect
                                       to convert all or any portion of the then outstanding principal and interest owing under the Loan into shares of Common
                                       Stock of Covol. In addition, within 30
                                       days' prior to the end of the Commitment
                                       Period and at any time during the Early
                                       Termination Period, the PFS Investors may elect to simultaneously advance and convert all or any portion of the remaining Loan Commitment into shares of Common Stock of Covol. The PFS


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*** Missing information may be available uon request to the Company

                                        Investor shall receive  one share of
                                        Common Stock for each *** of  principal
                                        and/or interest converted (including,
                                        without limitation, principal upon any
                                        Loan    which   is  simultaneously
                                        advanced and converted).

        l.       Anti-dilution
                 Protection:            ***

        m.       Registration Rights:   The PFS Investors will have demand and
                                        piggyback registration rights with
                                        respect to any Common Stock received
                                        upon conversion of the Loan. Covol
                                        will be responsible for all of the
                                        expenses of registration other than (i)
                                        the cost of counsel to the PFS Investors and (ii) any commission or similar fee paid by the PFS Investors to an underwriter or placement agent for the sale of such Common Stock.

        n.       Board of Directors Meetings:
                                        The PFS Investors will have
                                        the   right   to    receive
                                        notices of all  regular and
                                        special   meetings  of  the
                                        Board of Directors of Covol
                                        and any  committee  thereof
                                        and  the  right  to  attend
                                        such meetings.




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*** Missing information may be available upon request to the Company

Formation of Newco; Acquisition of Alabama Project:

                  It is anticipated that Alabama Synfuel #1 Ltd., a Delaware limited liability partnership ("Alabama Synfuel"), will enter into various agreements (which shall be in form and substance satisfactory to the PFS Investors) with Covol for the acquisition of the Alabama Project. An Alabama limited liability company ("Newco") would be formed by the PFS Investors. Newco would enter into an agreement with Alabama Synfuel and Covol (the "Alabama Project Sale Agreement") pursuant to which Alabama Synfuel would agree to assign to Newco its right to acquire the entire interest in the Alabama Project (including, without limitation, any of its rights under the agreement with the design/builder for the Alabama Project, any contracts relating to purchase of raw materials, the lease of the land at the site, and the licenses contemplated below, in each case relating to the Alabama Project), and would assign the license of the technology from Covol to Newco. In consideration of the foregoing transfers, Newco would pay cash in the amount of *** to Alabama Synfuels as the Base Licensing Fee contemplated below (see "Licensing Contract," below) (which amount shall not be payable until receipt of a favorable Letter Ruling contemplated below,) and would provide to Alabama Synfuel a six year installment note in the principal amount of ***, bearing interest at *** per annum (the "Installment Note"). The transfer would occur upon the earlier of (i) receipt of a favorable Letter Ruling contemplated below, or (ii) immediately prior to start-up of the Alabama Project. Payments upon the Installment Note would be made on a quarterly basis after start-up of the Alabama Project (after an agreed-to testing period) (such date, the "Acceptance Date") from available net operating cash flow of Newco, at a rate of *** per MM Btu (adjusted as set forth below) of briquettes sold from the Alabama Project during the immediately preceding quarter; provided that the full amount of the Installment Note will be payable upon maturity.


Put Option:

                  If the Alabama Project is not completed consistent with approved plans and specifications or placed in service (for purposes of the Code and Section 29) by June 30, 1997, or if there occur other defaults by Covol with respect to the various Transaction Documents (a "Put Event"), then the PFS Investors will have an option to require Covol to purchase their entire interest in Newco and the Loan. The purchase price under the put option shall be payable in cash in an amount equal to the sum of (i) all capital contributions of the PFS Investors to


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*** Missing information may be available upon request to the Company

                  Newco, (ii) the outstanding principal and interest on the Loan, and (iii) all of the out-of-pocket expenses of PFS and the PFS Investors in connection with this transaction. Such an event may also be, but shall not be required to be, considered by the PFS Investors as an event of acceleration of the Covol Loan.


Completion of Alabama Plant:

                  Covol  shall  be   responsible   for  the  completion  of  the
                  development and construction of the Alabama Project.


Operation and Maintenance:

                  Newco shall enter into an operating and maintenance agreement (the "O&M Agreement") with Covol (or an affiliate thereof, the "Operator"); provided that such O&M Agreement shall only be effective upon the acquisition of the Alabama Project. In the event there are any operating deficits with respect to the operation and maintenance (excluding the O&M Fee referred to below) of the Alabama Project, the Operator shall loan (the "Deficit Loans"), from time to time, funds to Newco, at the times and in the amounts needed to cover any such deficits. If the Operator is not Covol, the undertakings of the Operator under the O&M Agreement, including the obligation to make Deficit Loans, shall be guaranteed by Covol. The Deficit Loans shall bear interest at the Prime rate and be payable from net operating cash flow of Newco. The O&M Agreement shall provide for a quarterly fee (the "O&M Fees") to the Operator equal to *** per ton of briquettes produced at the Alabama Project during the immediately preceding quarter. Any accrued but unpaid O&M Fee shall bear interest at the Prime rate and be payable from net operating cash flow of Newco. The O&M Agreement shall also provide for an annual incentive management fee (the "O&M Incentive Fee") to the Operator equal to *** of available net cash flow of Newco.


Licensing and Royalties:

                  Alabama Synfuels shall enter into a long-term licensing contract (through rights received from Covol) (the "Licensing Contract") which shall grant to Newco any licenses or similar rights required in order to develop, construct and operate the Alabama Project and to manufacture and market the briquettes; provided that such Licensing Contract shall only be effective upon the acquisition of the Alabama


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*** Missing information my be available upon request to the Company

                  Project. Alabama Synfuels shall be paid a base fee (the "Base Licensing Fee") under the Licensing Contract of $500,000 (which amount shall not be payable until receipt of a favorable Letter Ruling contemplated below) and, after the Acceptance Date, shall be entitled to a quarterly royalty payment (the "Royalty") at a rate of $0.6014 per MM Btu (adjusted as set forth below) of briquettes sold from the Alabama Project during the immediately preceding quarter; provided, that, from and after the time the Installment Note has been paid in full, the Royalty shall be increased to a rate of *** per MM Btu (adjusted as set forth below) of briquettes sold from the Alabama Project during the immediately preceding quarter. Any accrued but unpaid Base Licensing Fee and Royalty shall bear interest at the Prime rate and be payable from net operating cash flow of Newco.


Binder Contract:

                  Covol (and/or an appropriate affiliate of Covol, with the undertaking guaranteed by Covol) shall enter into a long-term contract with Newco to provide the "binder" required to manufacture the briquettes (the "Binder Contract") at the levels contemplated herein; provided that such Sales Contract shall only be effective upon the acquisition of the Alabama Project. The cost of the "binder" shall be cost plus ***; provided, however, that the cost of the binder in any year shall not be increased above the rate for the immediately preceding year (and any increased rate for such year shall be subject to rebate) if the imposition of the increased rate would require a Deficit Loan. The Binder Contract shall include rights and technology which would enable Newco to manufacture the "binder" in the event the Covol was unable to fulfill its obligations under the Binder Contract.


Long-Term Sales Contract:

                  Covol (and/or the appropriate affiliate of Covol, with the undertaking guaranteed by Covol) shall enter into a long-term contract for the purchase of briquettes from Newco (the "Sales Contracts); provided that such Sales Contract shall only be effective upon the acquisition of the Alabama Project. Covol shall purchase all of the briquettes produced by the Alabama Project for a purchase price equal to *** per ton for metallurgical grade coal (which price may be adjusted, based upon actual operating experience within the initial six months
                  of operation, such that the Alabama Project achieves a   ***
                  (without considering the Section 29 Credit defined below), with the prices adjusted as agreed to by the parties for


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*** Missing information may be available upon request to the Company other grades of coal (the "Sales Price"), which amount shall be payable on a quarterly basis for the briquettes produced by the Alabama Project and made available to Covol during the immediately preceding quarter. Commencing the first anniversary of the Sales Contract and on each anniversary thereafter, the Sales Price per ton for the contract year then commencing shall be increased by *** over the Sale Price for the contract year just ended.


Adjustments to Fees and Payments:

                  Each of the amounts per ton reflected for the payments on the Installment Note are based upon Newco maintaining a production level of 300,000 tons of briquettes per year. In the event the production level is less than 300,000 tons per year, the payments under the Installment Note shall be adjusted accordingly. In addition, commencing on the first anniversary of the date of the acquisition of the Alabama Project, and each anniversary thereafter, the amounts per ton reflected for the payments on the Installment Note and the Royalty shall be adjusted each year by *** of the relative change between (i) the "inflation adjustment factor" (contemplated under Section 29(d)(2) of the Code) as calculated for the immediately preceding year and (ii) the "inflation adjustment factor" as calculated for the second preceding year.


Priority of Payments; Determination of Available Net Operating Cash Flow:

                  Net operating cash flow shall include the funding of replacement and operating reserves for the Alabama Project, the amounts and timing of which are subject to negotiation. The payments set forth below which are payable from net operating cash flow shall be made in the following order of priority:

                           1.       O&M Fee;

                           2.       Installment Note;

                           3.       Royalty; and

                           4.       O&M Incentive Fee.



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*** Missing informaiton mya be available upon request to the Company

Coal Fines:

                  Covol shall enter into a coal fines supply agreement with Concord Coal Recovery, Ltd. (in form and substance acceptable to PFS) (the "Concord Supply Agreement") which shall provide
                  Covol with a right of first refusal to obtain up to 20,000 tons of coal fines per month from the Concord USX coal fine source at a price no more than *** per ton (adjusted annually by no more than ***). In addition, Covol shall obtain a long-term (a minimum of five years) fixed price contract(s) (in form and substance acceptable to PFS) for the purchase of up to an aggregate of 20,000 tons of coal fines per month (the "Coal Fines Contracts"), which may include USX, to provide the Alabama Project with a firm source of coal fines (substantially similar in quality to the fines located at the Concord USX coal fine source) required to manufacture briquettes in an amount sufficient to operate the Alabama Project at 240,000 tons per year and a term of at least five years. Upon the acquisition of the Alabama Project, the Concord Supply Agreement and the Coal Fines Contracts shall be assigned to Newco.


Section 29 Credits; Letter Ruling:

                  As an additional condition to the obligation of the PFS Investors to make the investments contemplated hereunder, Newco shall obtain a letter ruling (the "Letter Ruling" from the Internal Revenue Service setting forth the specific terms of the proposed transaction and confirming to the satisfaction of PFS, among other things, (i) the availability and calculation of the credit available under Section 29 (the "Section 29 Credits") of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) that the construction contract for the Alabama Project satisfies the requirements of the Section 29 Credits, and (hi) that the allocation of the Section 29 Credits to the various members of Newco is valid under the Code.

                  The letter ruling request shall be prepared by counsel and accountants for PFS, but shall be subject to the review and continent of Covol.


Call Option:

                  Newco will grant to Covol the right to acquire the Alabama Project for cash at the then fair market value after January 1, 2008.



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Support and Security; Set off Rights:

                  The obligations of Covol under the transaction documents shall be guaranteed by the affiliates thereof. The obligations of the Covol under the transaction documents shall also be secured in a manner satisfactory to PFS, including, without limitation, cross-collateralization and set off rights of the various contracts and agreements.


Noncompetition:

                  Covol and the principals and affiliates thereof shall agree not to (i) acquire coal fines for resale or use in any other plant other than the Alabama Project, or (ii) build or be involved in another briquetting plant using the same or similar technology designed to produce "qualified solid synthetic fuel" pursuant to Section 29 of the Internal Revenue Code, in either case where the source of coal fines or the plant are within a 100 mile radius of the Alabama Project without the prior written consent of PFS.


Expenses:

                  Each party shall be responsible for its own legal expenses. Covol shall be responsible for all other expenses relating to the transactions, including, without limitation, expenses relating to the transfer of the Alabama Project.


Option of PFS to Acquire Additional Plants:

                  PFS would have an option, upon the substantially similar terms and conditions (other than the convertible loan), through separate limited liability companies to acquire up to two additional coal briquetting plants prior to December 31, 1998.


Nondisclosure:

                  THIS LETTER OF INTENT IS STRICTLY CONFIDENTIAL AND SHALL NOT BE DISCLOSED BY COVOL OR ANY OF ITS AFFILIATES OR PFS OR ANY OF ITS AFFILIATES TO ANY OTHER PERSON OR ENTITY WITHOUT THE CONSENT OF THE OTHER PARTY.


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Due Diligence; Conditions to Closing:

                  The transaction is subject to satisfactory completion of the following conditions and a due diligence inquiry into the Alabama Project, the briquetting technology, the patents, Covol, and the principals thereof and their respective affiliates, including, but not limited to the following:

                  o         Approval by the PacifiCorp Investment Committee.

                  o        The creditworthiness of Covol and its affiliates.

                  o        Negotiation  of   documentation   acceptable  to  the
                           parties.

                  o Satisfaction of other conditions typically required in a transaction such as that described herein, as requested by PFS.

                  o Receipt by PFS Investors and Newco of a tax opinion prepared by Covol's tax counsel acceptable to PFS Investors addressing all material tax issues of the transaction.

                  o Receipt by PFS Investors and Newco of a general opinion prepared by Covol's counsel acceptable to PFS Investors addressing all material authority, enforceability and related issues of the transaction.

                  o Review to the satisfaction of PFS of the development and construction budget, all construction documents (including, but not limited to, drawings, plans, specifications and inspection reports), environmental studies or assessments, equipment data, permits, orders, letters, tax and assessment bills, all public agency documents (including directives, inspections, and requirements) and other documents relating to the Alabama Project.

                  o Review to the satisfaction of PFS of the availability and quality of coal fines for use at the Alabama Project, including, without limitation, the presence of long term contracts for such fines satisfactory to PFS and the marketability of the briquettes.



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                  o        Review   to   the   satisfaction   of   PFS   of  all
                           documentation   pertaining  to  compliance   results,
                           rulings, appeals, the zoning and land use regulations and related matters governing the property where the Alabama Project is to be located.

                  o Review to the satisfaction of PFS of all documentation pertaining to the briquetting technology, including, but not limited to, patents, patent applications, and licenses.

                  o Receipt of an environmental audit relating to the Alabama Project addressed to Newco and the PFS Investors and acceptable to PFS.

                  o Receipt of confirmation acceptable to PFS that neither Newco nor any PFS Investor shall be subject to any environmental liability relating to the source of the coal fines or any other matter relating to the Alabama Project.

                  o Review of all matters relating to the tax credits to the satisfaction of PFS.

                  o        Review    to   the   satisfaction   of   PFS  of  all
                           documentation pertaining to Covol and the issuance of Common Stock.

                  o        No   material   adverse   change  in  the   condition
                           (financial or other), business, net worth, results of operations or expectations of Covol.

                  o Confirmation that Covol shall receive at least *** of the net economic benefits from royalty and debt service payments received by Alabama Synfuels.


Dated this 12th day of September, 1996.

                           PACIFICORP FINANCIAL SERVICES, INC.



                                               By: /s/ Craig N. Longfield
                                                   Craig N. Longfield
                                                   President


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


ACKNOWLEDGMENT AND AGREEMENT

THE TERMS OF THE FOREGOING LETTER OF INTENT ARE HEREBY ACKNOWLEDGED AND AGREED TO BY THE UNDERSIGNED ON ITS OWN BEHALF AND ON BEHALF OF ALABAMA SYNFUEL #l LTD, A DELAWARE LIMITED PARTNERSHIP.

COVOL TECHNOLOGIES, INC.,
         in its corporate capacity and as general partner of Alabama Synfuel #1 Ltd.


By:/s/ Michael Midgley
         Name: Michael Midgley
         Title: President


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